Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A COLORADO CORPORATION UNDER THE NAME OF "THE SPENDSMART PAYMENTS COMPANY" TO A DELAWARE CORPORATION, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 2014, AT 12:01 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE TWENTIETH DAY OF JUNE, A.D. 2014.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5551677 8100V

AUTHENTICATION: 1454215

140839791

DATE: 06-16-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:08 PM 06/16/2014
FILED 12:01 PM 06/16/2014
SRV 140839791 - 5551677 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Colorado.

2.) The jurisdiction immediately prior to filing this Certificate is Colorado.

3.) The date the Non-Delaware Corporation first formed is 5/14/1990.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is The SpendSmart Payments Company.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is The SpendSmart Payments Company.

6.) The effective date of this document is June 20, 2014.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 16th day of June, A.D. 2014.

By: /s/ William Hernandez

Name: William Hernandez
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Title: Authorized Officer
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